UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023

TransMedics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-38891	83-2181531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Minuteman Road
Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 552-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	TMDX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 8, 2023, TransMedics Group, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”), for whom Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC acted as representatives (the “Representatives”) relating to the sale of $400.0 million aggregate principal amount of 1.50% Convertible Senior Notes due 2028 (the “Notes”) to the Initial Purchasers. The Company also granted the Initial Purchasers an option to purchase, during a 13-day period beginning on, and including, the first date on which the notes are issued, up to an additional $60.0 million aggregate principal amount of the Notes, which option was exercised in full on May 9, 2023. The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture and the Notes

The Notes were issued by the Company on May 11, 2023 pursuant to an Indenture, dated as of such date (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes bear cash interest at the annual rate of 1.50%, payable on June 1 and December 1 of each year, beginning on December 1, 2023, and will mature on June 1, 2028 unless earlier redeemed, converted or repurchased. The Company will settle conversions of the Notes through payment or delivery, as the case may be, of cash, shares of common stock of the Company or a combination of cash and shares of common stock, at the Company’s election. The initial conversion rate for the Notes is 10.6388 shares of common stock (subject to adjustment as provided for in the Indenture) per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $94.00 per share of the Company’s common stock, representing an approximately 32.50% conversion premium on the closing price of the Company’s common stock of $70.94 per share on May 8, 2023. Prior to June 8, 2026, the Notes will not be redeemable. On or after June 8, 2026, the Company may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation set forth in the Indenture), at its option, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. If the Company elects to redeem fewer than all of the outstanding Notes, at least $100 million aggregate principal amount of notes must be outstanding and not subject to redemption as of the relevant redemption notice date.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding March 1, 2028 in multiples of $1,000 principal amount, only under the following conditions:

•

during any calendar quarter commencing after the calendar quarter ending on September 30, 2023 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day.

•

during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “Trading Price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day.

•

if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately prior to the redemption date, but only with respect to the Notes called (or deemed called) for redemption, even if the notes are not otherwise convertible at such time; or

•	upon the occurrence of specified corporate events described in the Indenture.

On or after March 1, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at the option of the holder regardless of the foregoing conditions.

If the Company experiences a fundamental change, as described in the Indenture, prior to the maturity date of the Notes, holders of the Notes will, subject to specified conditions, have the right, at their option, to require the Company to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if the Company delivers a notice of redemption, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate event or to convert its Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

The Indenture provides for customary events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

In certain circumstances if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file certain documents or reports required under the Securities Exchange Act of 1934, as amended, or the Notes are not otherwise freely tradable by holders of the Notes other than the Company’s affiliates, additional interest will accrue on the Notes during the period in which its failure to file has occurred and is continuing or such Notes are not otherwise freely tradable by holders other than the Company’s affiliates.

In addition, if, and for so long as, the restrictive legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes) as of the 380th day after the last date of original issuance of the Notes, the Company will pay additional interest on the Notes during the period in which the Notes remain so restricted.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to each of the Indenture and form of Note, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

In connection with the pricing of the Notes, on May 8, 2023, the Company entered into privately negotiated capped call transactions with each of Bank of Montreal (with BMO Capital Markets Corp. acting as agent), Barclays Bank PLC (through its agent Barclays Capital Inc.), Deutsche Bank AG, London Branch (through its agent Deutsche Bank Securities Inc.), Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association (each, a “Counterparty,” and together the “Counterparties,” and such transactions, the “Base Capped Call Transactions”). In connection with the Initial Purchasers’ exercise in full of their option to purchase additional Notes, on May 9, 2023, the Company entered into additional capped call transactions with the Counterparties (together with the Base Capped Call Transactions, the “Capped Call Transactions”).

The Capped Call Transactions have an initial strike price of approximately $94.00 per share, which corresponds to the initial conversion price of the Notes and is subject to anti-dilution adjustments generally similar to those applicable to the Notes, and have a cap price of $141.88 per share, which represents a premium of 100.0% over the last reported sale price of the Company’s common stock of $70.94 per share on May 8, 2023 on The Nasdaq Global Market, and is subject to certain adjustments under the terms of the Capped Call Transactions. The Capped Call Transactions cover, subject to anti-dilution adjustments, 4,893,848 shares of the Company’s common stock, which is the same number of shares of the Company’s common stock initially underlying the Notes.

The Capped Call Transactions are expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions, as adjusted pursuant to the anti-dilution adjustments. If, however, the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, there would nevertheless be dilution upon conversion of the Notes and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the Capped Call Transactions.

The Company has been advised that, in connection with establishing their initial hedges of the Capped Call Transactions, the Counterparties or their respective affiliates may purchase shares of the Company’s common stock and/or entered into various derivative transactions with respect to the Company’s common stock, in each case, concurrently with, or shortly after, the pricing of the Notes. This activity may increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the Notes.

In addition, the Company has been advised that the Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the Company’s common stock and/or by purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so on each exercise date for the Capped Call Transactions, which are expected to occur on each trading day during the observation period related to a conversion of the Notes prior to the maturity of the Notes, or, to the extent the Company exercises the relevant election under the Capped Call Transactions, following any termination of any portion of the Capped Call Transactions in connection with any repurchase, redemption or early conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect the ability of holders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares of the Company’s common stock and value of the consideration that holders will receive upon conversion of the Notes.

The Company intends to exercise options it holds under the Capped Call Transactions whenever Notes are converted on or after March 1, 2028, and expects that upon any conversions of Notes prior to March 1, 2028, or any repurchase of Notes by the Company, a corresponding portion of the Capped Call Transactions will be terminated. Upon such termination, the Company expects to receive from the Counterparties shares of its common stock, cash, or a combination thereof, in each case, with an aggregate market value equal to the then current value of the Capped Call Transactions or portion thereof, as the case may be, being early terminated, subject to the terms of the Capped Call Transactions. As a result, the Company may not receive the full expected benefit of the Capped Call Transactions. The Company has been advised that the Counterparties or their respective affiliates, in order to unwind their hedge positions with respect to those exercised or terminated options, are likely to buy or sell shares of the Company’s common stock or other securities or instruments of the Company, including the Notes, in secondary market transactions or unwind various derivative transactions with respect to such common stock. These unwind activities could have the effect of increasing or decreasing the trading price of the Company’s common stock and the Notes and could have the effect of increasing or decreasing the value of the consideration that holders of the Notes will receive upon conversion of the Notes.

The Capped Call Transactions are separate transactions entered into by and between the Company and the Counterparties and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The description of the Capped Call Transactions in this report is a summary and is qualified in its entirety by the terms of each of the confirmations for the Capped Call Transactions, the form of which are filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and the Notes” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and the Notes” is incorporated herein by reference.

On May 11, 2023, the Company issued $460.0 million aggregate principal amount (including the Notes issued upon exercise in full of the Initial Purchasers’ option to purchase additional Notes, which occurred on May 9, 2023) of Notes to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for resale by such Initial Purchasers to persons reasonably believed to be “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company will settle conversions of the Notes by paying and/or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. The initial maximum number of shares of common stock underlying the Notes is 6,484,344 shares of the common stock. Neither the Notes nor the underlying shares of common stock have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements about the expected benefits of the Capped Call Transactions and the anticipated impact of any trading activity in connection with these transactions. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, without limitation, the risk that the Capped Call Transactions will not reduce the potential dilution to the common stock and/or offset any cash payments the Company is required to make. In addition, applicable risks also include those that are listed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 or Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and in the Company’s subsequent filings with the Securities and Exchange Commission. Except as otherwise noted, these forward-looking statements speak only as of the date of this Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of May 11, 2023, by and between TransMedics Group, Inc. and U.S. Bank Trust Company, National Association (including the form of the 1.50% Convertible Senior Note due 2028).

4.2	Form of Note (included in Exhibit 4.1).

10.1	Purchase Agreement, dated as of May 8, 2023, among TransMedics Group, Inc. and the several Initial Purchasers named in Schedule 1 thereto for whom Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC acted as Representatives.

10.2	Form of Call Option Transaction Confirmation.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransMedics Group, Inc.

By:	/s/ Stephen Gordon
Stephen Gordon
Chief Financial Officer, Treasurer and Secretary

Date: May 11, 2023